UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2018 (January 26, 2018)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 7.01	Regulation FD Disclosure.
Effective November 2017, USG Corporation (the “Corporation”) changed its operating structure, which required management to re-evaluate its reportable segments.  Accordingly, effective for the quarter ended December 31, 2017, the Corporation changed certain of its reportable segments to align with how the Corporation manages the business, reviews operating performance, and allocates resources. The Corporation's new reportable segments are U.S. Wallboard & Surfaces, U.S. Performance Materials, U.S. Ceilings, Canada and USG Boral.
The U.S. Wallboard & Surfaces and U.S. Performance Materials reportable segments previously combined to form the U.S. Gypsum operating segment. The U.S. Wallboard & Surfaces reportable segment is the aggregation of all wallboard and surfaces products. The U.S. Performance Materials reportable segment is predominantly the products previously referred to as "substrates." In addition to the new reportable segments, the Corporate & Other category includes unallocated corporate costs and the results of operating segments which were not aggregated into any reportable segment, including the results of the Mexico/Latin-America operating segment.
As noted above, these changes will be reflected in the Corporation's consolidated financial statements and segment reporting effective for the quarter ended December 31, 2017, starting with the Corporation's Annual Report on Form 10-K for the year ended December 31, 2017. To facilitate investors’ understanding of the new reportable segments structure in connection with the Corporation’s upcoming earnings report, scheduled for release before market open on Thursday, February 1, 2018, the Corporation is furnishing this Current Report on Form 8-K to provide the unaudited recast of the historical segment information to reflect the new reportable segment structure. The recast segment information is reflected on both a U.S. GAAP reported basis and a non-GAAP basis (as discussed below) and is being furnished as Exhibit 99.1 hereto.
The changes in the reportable segment structure discussed above, as reflected in the information included in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, affect only the manner in which the results for the prior Gypsum and Ceilings segments were previously reported. This Current Report on Form 8-K does not revise the Corporation’s previously reported consolidated financial statements for any period.
As shown in Exhibit 99.1 attached hereto, adjusted operating profit by segment is provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and non-GAAP, which excludes certain items. Adjusted operating profit is included as a complement to results provided in accordance with GAAP because management of the Corporation believes the non-GAAP financial measure helps investors’ ability to analyze underlying trends in the Corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Corporation’s core operating results. Prior year adjusted results also exclude results from Gypsum Transportation Limited, a shipping operation that the Corporation has exited. A non-GAAP measure should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For reconciliations to the nearest GAAP measure, see "Reconciliation of Non-GAAP Measures to GAAP Measures" in Exhibit 99.1 hereto.
The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	USG Corporation Schedule of Revised Reportable Segment Data, including Reconciliation of GAAP and Non-GAAP Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: January 26, 2018	By:	/s/ Matthew F. Hilzinger
Name: Matthew F. Hilzinger
Title: Executive Vice President and Chief Financial Officer